Exhibit 99.1

Digimarc Reports First Quarter 2024 Financial Results

Annual Recurring Revenue(1) Increases 85%

Subscription Gross Profit Margin(2) Expands to 87%

Beaverton, Ore. – May 2, 2024 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2024.

“Q1 was another strong quarter for Digimarc. Compared to the first quarter of 2023, we grew quarter-ending Annual Recurring Revenue (ARR) 85%, grew commercial subscription revenue 52%, and expanded subscription gross profit margin 7.5 percentage points to 87.0%,” said Digimarc CEO Riley McCormack. “We are focused on positioning ourselves to convert our large Total Addressable Market (TAM) into substantial free cash flow by delivering high and long-lasting growth at world class operating margins. Q1 provided multiple tangible examples of our progress against this focus.”

First Quarter Financial Results

Subscription revenue for the first quarter of 2024 increased to $5.8 million compared to $3.9 million for the first quarter of 2023, primarily reflecting higher subscription revenue from new and existing commercial contracts.

Service revenue for the first quarter of 2024 increased to $4.2 million compared to $4.0 million for the first quarter of 2023, primarily reflecting the timing of government program work.

Total revenue for the first quarter of 2024 increased to $9.9 million compared to $7.8 million for the first quarter of 2023.

Gross profit margin for the first quarter of 2024 increased to 63% compared to 54% for the first quarter of 2023. Excluding amortization expense on acquired intangible assets, subscription gross profit margin increased to 87% from 80% while service gross profit margin slightly decreased to 56% from 57% for the first quarter of 2024 compared to the first quarter of 2023.

Non-GAAP gross profit margin for the first quarter of 2024 increased to 78% compared to 73% for the first quarter of 2023.

Operating expenses for the first quarter of 2024 decreased to $17.1 million compared to $19.0 million for the first quarter of 2023.

Non-GAAP operating expenses for the first quarter of 2024 decreased to $13.8 million compared to $15.5 million for the first quarter of 2023.

Net loss for the first quarter of 2024 was $10.3 million or ($0.50) per share compared to $14.0 million or ($0.70) per share for the first quarter of 2023.

Non-GAAP net loss for the first quarter of 2024 was $5.5 million or ($0.27) per share compared to $9.0 million or ($0.45) per share for the first quarter of 2023.

At March 31, 2024, cash, cash equivalents and marketable securities totaled $48.9 million compared to $27.2 million at December 31, 2023.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

(2) Subscription Gross Profit Margin excludes amortization expense on acquired intangible assets.

Conference Call

Digimarc will hold a conference call today (Thursday, May 2, 2024) to discuss these financial results and to provide a business update. CEO Riley McCormack, CFO Charles Beck and CLO George Karamanos will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call will be broadcast live and available for replay here and in the investor section of the company’s website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll Free number: 877-407-0832

International number: 201-689-8433

Conference ID number: 13743902

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is the pioneer and global leader in digital watermarking technologies. For nearly 30 years, Digimarc innovations and intellectual property in digital watermarking have been deployed at massive scale for the identification and the authentication of physical and digital items. A notable example of this is our partnership with a consortium of the world’s central banks to deter counterfeiting of global currency. Digimarc is also instrumental in supporting global industry standards efforts spanning both the physical and digital worlds. In 2023, Digimarc was named to the Fortune 2023 Change the World list and honored as a 2023 Fast Company World Changing Ideas finalist. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2023, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Subscription	$5,762	$3,885
Service	4,176	3,958
Total revenue	9,938	7,843
Cost of revenue:
Subscription (1)	747	795
Service (1)	1,839	1,715
Amortization expense on acquired intangible assets	1,140	1,089
Total cost of revenue	3,726	3,599
Gross profit
Subscription (1)	5,015	3,090
Service (1)	2,337	2,243
Amortization expense on acquired intangible assets	(1,140)	(1,089)
Total gross profit	6,212	4,244
Gross profit margin:
Subscription (1)	87%	80%
Service (1)	56%	57%
Total	63%	54%

Operating expenses:
Sales and marketing	5,536	6,298
Research, development and engineering	6,741	7,826
General and administrative	4,520	4,627
Amortization expense on acquired intangible assets	272	260
Total operating expenses	17,069	19,011

Operating loss	(10,857)	(14,767)
Other income, net	528	745
Loss before income taxes	(10,329)	(14,022)
Provision for income taxes	(9)	(18)
Net loss	$(10,338)	$(14,040)

Loss per share:
Loss per share — basic	$(0.50)	$(0.70)
Loss per share — diluted	$(0.50)	$(0.70)
Weighted average shares outstanding — basic	20,730	20,093
Weighted average shares outstanding — diluted	20,730	20,093

(1) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$6,212	$4,244
Amortization of acquired intangible assets	1,140	1,089
Amortization and write-off of other intangible assets	138	144
Stock-based compensation	253	238
Non-GAAP gross profit	$7,743	$5,715
Non-GAAP gross profit margin	78%	73%

GAAP operating expenses	$17,069	$19,011
Depreciation and write-off of property and equipment	(193)	(428)
Amortization of acquired intangible assets	(272)	(260)
Amortization and write-off of other intangible assets	(133)	(39)
Amortization of lease right of use assets under operating leases	(87)	(166)
Stock-based compensation	(2,578)	(2,638)
Non-GAAP operating expenses	$13,806	$15,480

GAAP net loss	$(10,338)	$(14,040)
Total adjustments to gross profit	1,531	1,471
Total adjustments to operating expenses	3,263	3,531
Non-GAAP net loss	$(5,544)	$(9,038)

GAAP loss per share (diluted)	$(0.50)	$(0.70)
Non-GAAP net loss	$(5,544)	$(9,038)
Non-GAAP loss per share (diluted)	$(0.27)	$(0.45)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents (1)	$36,414	$21,456
Marketable securities (1)	12,511	5,726
Trade accounts receivable, net	5,215	5,813
Other current assets	3,802	4,085
Total current assets	57,942	37,080
Property and equipment, net	1,445	1,570
Intangibles, net	26,720	28,458
Goodwill	8,576	8,641
Lease right of use assets	3,930	4,017
Other assets	1,106	786
Total assets	$99,719	$80,552

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$4,100	$6,672
Deferred revenue	5,256	5,853
Total current liabilities	9,356	12,525
Long-term lease liabilities	5,812	5,994
Other long-term liabilities	80	106
Total liabilities	15,248	18,625

Shareholders’ equity:
Preferred stock	50	50
Common stock	21	20
Additional paid-in capital	409,473	376,189
Accumulated deficit	(322,106)	(311,768)
Accumulated other comprehensive loss	(2,967)	(2,564)
Total shareholders’ equity	84,471	61,927
Total liabilities and shareholders’ equity	$99,719	$80,552

(1) Aggregate cash, cash equivalents, and marketable securities was $48.9 million and $27.2 million at March 31, 2024 and December 31, 2023, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(10,338)	$(14,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	193	428
Amortization of acquired intangible assets	1,412	1,349
Amortization and write-off of other intangible assets	271	183
Amortization of lease right of use assets under operating leases	87	166
Stock-based compensation	2,831	2,876
Decrease in allowance for doubtful accounts	(17)	—
Changes in operating assets and liabilities:
Trade accounts receivable	600	631
Other current assets	273	1,766
Other assets	(323)	(191)
Accounts payable and other accrued liabilities	(2,624)	(910)
Deferred revenue	(600)	(925)
Lease liability and other long-term liabilities	(187)	(77)
Net cash provided by (used in) operating activities	(8,422)	(8,744)

Cash flows from investing activities:
Purchase of property and equipment	(106)	(51)
Capitalized patent costs	(106)	(112)
Proceeds from maturities of marketable securities	3,501	10,247
Purchases of marketable securities	(10,320)	(1,975)
Net cash provided by (used in) investing activities	(7,031)	8,109

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	32,218	—
Purchase of common stock	(1,781)	(656)
Repayment of loans	(15)	(26)
Net cash provided by (used in) financing activities	30,422	(682)
Effect of exchange rate on cash	(11)	20
Net increase (decrease) in cash and cash equivalents (2)	$14,958	$(1,297)

Cash, cash equivalents and marketable securities at beginning of period	27,182	52,542
Cash, cash equivalents and marketable securities at end of period	48,925	43,025
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$21,743	$(9,517)

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